Exhibit 99.1
AMERISOURCEBERGEN CORPORATION
SUMMARY SEGMENT INFORMATION
(in thousands)
(unaudited)

The following illustrates revised reportable segment revenue information for the periods indicated:

	Fiscal Year Ended September 30, 2017
Revenue	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Fiscal Year
	(As Revised)	(As Revised)	(As Revised)
Pharmaceutical Distribution Services	$36,798,288	$35,745,361	$37,255,195	$37,654,651	$147,453,495
Other	1,384,490	1,415,850	1,467,536	1,479,987	5,747,863
Intersegment eliminations	(13,513)	(13,809)	(15,587)	(14,623)	(57,532)
Revenue	$38,169,265	$37,147,402	$38,707,144	$39,120,015	$153,143,826

	Fiscal Year Ended September 30, 2016
Revenue	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Fiscal Year
	(As Revised)	(As Revised)	(As Revised)	(As Revised)	(As Revised)
Pharmaceutical Distribution Services	$35,440,095	$34,420,594	$35,583,985	$36,257,323	$141,701,997
Other	1,280,620	1,291,322	1,315,545	1,319,608	5,207,095
Intersegment eliminations	(11,669)	(13,559)	(17,850)	(16,328)	(59,406)
Revenue	$36,709,046	$35,698,357	$36,881,680	$37,560,603	$146,849,686

AMERISOURCEBERGEN CORPORATION
SUMMARY SEGMENT INFORMATION
(dollars in thousands)
(unaudited)

The following illustrates revised reportable segment operating income information for the periods indicated:

	Fiscal Year Ended September 30, 2017
Operating income	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Fiscal Year
	(As Revised)	(As Revised)	(As Revised)
Pharmaceutical Distribution Services	$379,060	$484,878	$379,976	$399,715	$1,643,629
Other	107,148	103,593	91,338	71,718	373,797
Intersegment eliminations	(13)	(1)	(198)	(344)	(556)
Total segment operating income	$486,195	$588,470	$471,116	$471,089	$2,016,870

Percentages of revenue:

Pharmaceutical Distribution Services
Gross profit	2.05%	2.42%	2.03%	2.14%	2.16%
Operating expenses	1.02%	1.07%	1.01%	1.07%	1.04%
Operating income	1.03%	1.36%	1.02%	1.06%	1.11%

Other
Gross profit	22.36%	21.49%	20.26%	19.82%	20.96%
Operating expenses	14.63%	14.17%	14.03%	14.97%	14.45%
Operating income	7.74%	7.32%	6.22%	4.85%	6.50%

	Fiscal Year Ended September 30, 2016
Operating income	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Fiscal Year
	(As Revised)	(As Revised)	(As Revised)	(As Revised)	(As Revised)
Pharmaceutical Distribution Services	$385,629	$502,967	$416,096	$398,033	$1,702,725
Other	91,190	91,154	79,146	66,256	327,746
Intersegment eliminations	—	—	—	(103)	(103)
Total segment operating income	$476,819	$594,121	$495,242	$464,186	$2,030,368

Percentages of revenue:

Pharmaceutical Distribution Services
Gross profit	2.18%	2.56%	2.23%	2.16%	2.28%
Operating expenses	1.09%	1.10%	1.06%	1.06%	1.08%
Operating income	1.09%	1.46%	1.17%	1.10%	1.20%

Other
Gross profit	21.89%	22.15%	20.80%	20.19%	21.25%
Operating expenses	14.77%	15.09%	14.78%	15.17%	14.95%
Operating income	7.12%	7.06%	6.02%	5.02%	6.29%